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                                                                   EXHIBIT 10.16

                                VOXX CORPORATION

                            2005 STOCK INCENTIVE PLAN

         Article 1. ESTABLISHMENT, PURPOSE, TYPES OF AWARDS AND DURATION.

         1.1. Establishment. Voxx Corporation, a Florida corporation (the "Company"), hereby establishes an incentive compensation plan for key employees, directors and consultants providing material services to the Company, as described herein, which shall be known as the "2005 Stock Incentive Plan" (the "Plan").

         1.2. Purpose. The purpose of the Plan is to enhance stockholder investment by attracting, retaining and motivating key employees, directors and consultants of the Company, and to encourage stock ownership by such persons by providing them with a means to acquire a proprietary interest in the Company's success, and to align the interests of management with those of stockholders.

         1.3. Types of Awards. The Plan permits the granting of the following types of awards ("Awards"):

         o        Non-statutory Stock Options.
         o        Incentive Stock Options.
         o        Stock Appreciation Rights.
         o        Restricted Stock.
         o        Performance Shares.

         1.4. Duration. The Plan shall become effective on April 20, 2005, the date of its approval by the Board of Directors of the Company (the "Effective Date"); provided that this Plan will be submitted to the Company's stockholders for approval, and if not approved by the stockholders in accordance with Applicable Laws (as determined by the Committee in its discretion) within twelve
(12) months from the Effective Date, this Plan and any Awards shall be null, void and of no force and effect. Awards granted under this Plan prior to approval of this Plan by the stockholders shall be granted subject to such approval, and no Shares shall be distributed before such approval. The Plan shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the provisions hereof; provided that Incentive Stock Options may not be granted under the Plan after April 19, 2015.

         Article 2. DEFINITIONS. In this Plan, except where the context otherwise indicates, the following definitions shall apply:

         2.1. "Affiliate" means, with respect to any Person (as defined below), any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

         2.2. "Applicable Law" means the legal requirements relating to the administration of the Plan under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations, as such laws, rules, regulations and requirements shall be in place from time to time.

         2.3. "Award" means, individually or collectively, a grant under this Plan of Non-statutory Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock or Performance Shares.

         2.4. "Award Agreement" means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

         2.5. "Board" means the Board of Directors of the Company.

         2.6. "Change in Control" means the occurrence of any of the following:

                  (a) when any "person," as such term is used in Section 13(d) or 14(d) of the Exchange Act (other than those Persons in control of the Company as of the Effective Date or the Company or any subsidiary or any employee benefit plan of the Company or any subsidiary (including its trustee)), is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's outstanding securities;

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                  (b)      any transaction or event relating to the Company
                           required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act.

                  (c) when, during any period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board cease, for any reason, to constitute at least a majority thereof, unless the election or the nomination for election by the Company's stockholders of each director first elected during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors of the Company at the beginning of any such period; or

                  (d) any transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or any subsidiary through purchase of assets, or by merger, or otherwise.


                  Any other provision of this Section 0 notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction, and a Change in Control shall not be deemed to occur if (i) the Company files a registration statement with the Securities and Exchange Commission for the initial offering of Common Stock to the public or (ii) the Company's parent corporation, Epixtar Corp., distributes the Common Stock of the Company to the stockholders of Epixtar Corp.

         2.7. "Code" means the Internal Revenue Code of 1986, as amended.

         2.8. "Committee" means a committee or subcommittee of the Board appointed by the Board to administer this Plan or to make and/or administer specific Awards under this Plan. If no such appointment is in effect at any time, "Committee" shall mean the Board.

         2.9. "Common Stock" means the Common Stock, par value $.001 per share, of the Company.

         2.10. "Company" means Voxx Corporation, a Florida corporation, and any successor as provided in Section 17.5 hereof.

         2.11. "Consultant" means any person, including an advisor or counselor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

         2.12. "Date of Grant" means the date on which an Award is granted under this Plan (or, in the case of an amendment to the Option Price, the date of such amendment).

         2.13. "Director" means any individual who is a member of the Board.

         2.14. "Disability" or "Disabled" means an Eligible Person who

                  (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

                  (b) has, by reason of any medically determinable physical or mental impairments which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Company.

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         2.15. "Earnings per Share" means the consolidated "earnings per share"
of the Common Stock determined in accordance with generally accepted accounting principles.

         2.16. "Effective Date" means the date described in Section 1.4 hereof.

         2.17. "Eligible Person" means (a) any person who is an Employee, (b) any person who is hired to be an Employee, (c) any Non-Employee Director, and
(d) any Consultant or independent contractor to the Company or an Affiliate who is determined by the Committee to render key services to the Company or an Affiliate.

         2.18. "Employee" means any person determined by the Committee to be an employee of the Company or an Affiliate, including any such employee who is on an approved leave of absence, layoff, or has been subject to a disability which does not qualify as a Disability. Without limiting the foregoing, a person does not cease to be an Employee when such person goes on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to be treated as an Incentive Stock Option, an Employee's service as an employee will be treated as terminating 90 days after such Employee went on leave, unless such Employee's right to return to active work is guaranteed by law or by a contract. An Employee's service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company shall determine which leaves count toward meeting service or vesting requirements applicable to an Award, and when an Employee's service terminates for all purposes under the Plan.

         2.19. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.20. "Exercised Option" has the meaning set forth in Section 6.4

         2.21. "Fair Market Value" means as of any date, the value of a Share determined as follows:

                  (a) if the Shares are listed on any established stock exchange or a national market system, the Fair Market Value of a Share shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of, or the last market trading day prior to, the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable;

                  (b) if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of the Shares shall be the mean between the high bid and the low asked prices for the Shares on the day of, or the last market trading day prior to, the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable, or

                  (c) in the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Committee.

         2.22. "Freestanding SARs" means SARs granted independently of any Options.

         2.23. "Incentive Stock Option" means an Option intended to qualify as an incentive stock option under Section 422 of the Code, as designated in the applicable Award Agreement.

         2.24. "Independent Director" means a Director who is not an Employee of the Company.

         2.25. "Non-Employee Director" means any member of the Company's or an Affiliate's Board of Directors or Advisory Board of Directors who is not an Employee.

         2.26. "Non-statutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Award Agreement.

         2.27. "Option" means an Award granted pursuant to Article 6 of this Plan.

         2.28. "Option Period" means the period during which an Option may be exercised.

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         2.29. "Option Price" means the price per Share at which an Option may be exercised.

         2.30. "Participant" means an Eligible Person who has received an Award hereunder.

         2.31. "Performance Shares" means an Award granted pursuant to Article 9 of this Plan.

         2.32. "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and such Shares are subject to a substantial risk of forfeiture, as provided in Article 8 of this Plan.

         2.33. "Person" means, unless otherwise specially defined in the Plan, any natural person, association, trust, cooperative, corporation, general partnership, joint venture, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity. 2.34. "Plan" means the Voxx Corporation 2005 Stock Incentive Plan, as amended from time to time.

         2.35. "Public Trading Date" means the date on which the Company first has registered any class of the equity securities pursuant to Section 12 of the Exchange Act.

         2.36. "Qualifying Performance Criteria" has the meaning set forth in
Article 10.

         2.37. "Reload Number" has the meaning set forth in Section 6.4.

         2.38. "Reload Option" has the meaning set forth in Section 6.4.

         2.39. "Reporting Person" means as officer, Director or ten-percent beneficial owner of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

         2.40. "Required Withholding" has the meaning set forth in Article 15.

         2.41. "Restricted Stock" means Shares subject to restrictions imposed pursuant to Article 8 of this Plan.

         2.42. "Share" means a share of Common Stock.

         2.43. "Stock Appreciation Right" or "SAR" means an Award granted to a Participant alone or in tandem with a related Option pursuant to Article 7 hereof which is designated as an SAR and which grants such Participant the right to receive payment of an amount equal to the appreciation in the value of Shares.

         2.44. "Tandem SAR" means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

         2.45. "Ten-Percent Stockholder" means a Participant who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate.

         Article 3. ADMINISTRATION.

         3.1. Administrator. Unless and until the Board delegates administration to a Committee as set forth below, the Plan shall be administered by the Board. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Notwithstanding the foregoing, however, from and after the Public Trading Date, a Committee of the Board shall administer the Plan and the Committee shall consist solely of two or more Independent Directors each of whom is both an "outside director," within the meaning of Section 162(m) of the Code, and a "non-employee director" within the meaning of Rule 16b-3. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Independent Directors the authority to grant awards under the Plan to Eligible Persons who are either (1) not then "covered employees," within the meaning of Section 162(m) of the Code and are not expected to be "covered employees" at the time of recognition of income resulting from such award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not "non-employee directors," within the meaning of Rule 16b-3, the authority to grant awards under the Plan to Eligible Persons who are not then subject to Section 16 of the Exchange Act. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

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         3.2. Authority of the Committee. Except as limited by law, or by the
Certificate of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power to designate the Eligible Persons who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and provisions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; to delegate to the chief executive officer of the Company the power to grant Options and Restricted Shares from time to time to specified categories of Eligible Persons in amounts and on terms to be specified by the Committee; provided that no such grants shall be made to individuals who are then Reporting Persons; to delegate to officers, employees or independent contractors of the Company matters involving the routine administration of the Plan and which are not specifically required by any provision of this Plan of to be performed by the Committee; and (subject to the provisions of Article 14 hereof), amend the terms and provisions of any outstanding Award to the extent such terms and provisions are within the discretion of the Committee as provided in the Plan, including, without limitation, (i) to accelerate the exercisability (including exercisability within a period of less than six months after the Grant Date) of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a Participant ceasing to provide services to the Company or an Affiliate or otherwise ceasing to be an Eligible Person;
(ii) subject to Section 6.6, to extend the time during which any Award or group of Awards may be exercised; and (iii) to make such adjustments or modifications to Awards to Participants who are working outside the United States as are advisable to fulfill the purposes of the Plan or to comply with applicable local law. The Committee shall make all other decisions relating to the operation of the Plan, and all other determinations which may be necessary or advisable for the administration of the Plan. The Board may also authorize one or more officers of the Company to designate Employees, other than a Reporting Person, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board shall specify the total number of Awards that such officers may so award.

         3.3. Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

         3.4. No Liability; Indemnification. Neither the Board or any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee or Consultant who takes action in connection with the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney's fees) arising out of their good faith performance of duties under the Plan. The Company and its Affiliates may obtain liability insurance for this purpose.

         Article 4. ELIGIBILITY.

         4.1. Grant of Awards. Awards may be granted or awarded only to Eligible Persons.

         4.2. General Rule. Incentive Stock Options may only be issued to Employees. Incentive Stock Options may be granted to officers or Directors of the Company or an Affiliate, provided they are also Employees of the Company or an Affiliate. Payment of a Director's fee shall not be sufficient to constitute employment by the Company or an Affiliate. Incentive Stock Options shall not be granted under this Plan to any Employee if such grant would result in such Employee holding the right to exercise for the first time in any one calendar year, under all Incentive Stock Options granted under this Plan or any other plan maintained by the Company, with respect to Shares having an aggregate Fair Market Value, determined as of the date the Option is granted, in excess of $100,000. Should it be determined that an Incentive Stock Option granted under this Plan exceeds such maximum for any reason other than a failure in good faith to value the Shares subject to such option, the excess portion of such Option shall be considered a Non-statutory Stock Option. To the extent the Employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options under the federal tax laws shall be applied on the basis of the order in which such Options are granted. If, for any reason, an entire Option does not qualify as an Incentive Stock Option by reason of exceeding such maximum, the portion of such Option which does not qualify as an Incentive Stock Option shall be considered a Non-statutory Stock Option.

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         4.3. Limits on Awards. No Participant may receive Awards under this
Plan during any calendar year that relate to more than Five Hundred Thousand (500,000) Shares. The Committee shall adjust these limitations pursuant to
Section 5.3 below.

         4.4. Replacement Awards. Subject to Applicable Laws (including any associated stockholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant or an Award to a Participant that the Participant surrender for cancellation some or all of the Awards that have previously been granted to the Participant under this Plan or otherwise. An Award that is conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions or such surrendered Award, and may contain any other terms that the Committee deems appropriate.

         Article 5. STOCK SUBJECT TO PLAN.

         5.1. Shares Reserved. Subject to adjustment as provided in Section 5.3 of this Plan, the maximum number of Shares that may be issued under this Plan or pursuant to Awards made under this Plan is Two Million Three Hundred Seventy-Five Thousand (2,375,000) Shares.

         5.2. Lapsed Awards. If any Award granted hereunder is canceled, terminates, expires or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award shall again be available for the grant of an Award under the Plan.

         5.3. Adjustments in Authorized Shares.

                  (a) In the event of any change in corporate capitalization, such as a stock dividend or stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares reserved under the Plan, and in the number, class and price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

                  (b) To the extent not previously exercised or settled, Options, SARs and Performance Shares shall terminate immediately prior to the dissolution or liquidation of the Company.

                  (c) In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

                           (i) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

                           (ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

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                           (iii)    The substitution by the surviving
                                    corporation or its parent or subsidiary of its own awards for the outstanding Awards;

                           (iv)     Full exercisability or vesting and
                                    accelerated expiration of the outstanding
                                    Awards; or

                           (v)      Settlement of the full value of the
                                    outstanding Awards in cash or cash
                                    equivalents followed by cancellation of such Awards.

                  (d) Except as provided in this Section 5.3, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Option Price or grant price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

         Article 6. STOCK OPTIONS.

         6.1. Grant of Options. Options granted under this Plan to Eligible Persons shall be either Incentive Stock Options or Non-statutory Stock Options, as designated by the Committee; provided, however, that Incentive Stock Options may not be granted to Eligible Persons who are not Employees.

         6.2. Award Agreement. Each Option granted under this Plan shall be clearly identified either as a Non-statutory Stock Option or an Incentive Stock Option and shall be evidenced by an Award Agreement that specifies the terms and conditions of the grant. Options shall be subject to the terms and conditions set forth in this Article 6 and such other terms and conditions not inconsistent with this Plan as the Committee may specify.

         6.3. Option Price. The Option Price shall be determined by the Committee, subject to this Section 6.3. The Option Price for an Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to a Participant who is a Ten Percent Stockholder, the Option Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant.

         6.4. Grant of Reload Options. The Committee may in connection with the grant of an Option or thereafter provide that a Participant who (i) is an Eligible Person when he or she exercises an Option ("Exercised Option") and (ii) satisfies the Option Price or Required Withholding applicable thereto with Shares (including Shares that are deemed to have been delivered as payment for all or any portion of the Option Price of an Exercised Option by attestation or otherwise) shall automatically be granted, subject to Article 5, an additional option ("Reload Option") in an amount equal to the sum ("Reload Number") of the number of Shares tendered (including Shares that are deemed to have been tendered) to exercise the Exercised Option plus, if so provided by the Committee, the number of Shares, if any, retained by the Company in connection with the exercise of the Exercised Option to satisfy any federal, state, local or foreign tax withholding requirements.

         6.5. Conditions on Reload Options. Reload Options shall be subject to the following terms and conditions:

                  (a) the Grant Date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates;

                  (b) subject to Section 6.5(c), the Reload Option may be exercised at any time during the Option Period of the Exercised Option (subject to earlier termination thereof as provided in the Plan or in the applicable Award Agreement); and

                  (c) the terms of the Reload Option shall be the same as the terms of the Exercised Option to which it relates, except that, unless otherwise provided in the Award Agreement, the Option Price for the Reload Option shall be 100% of the Fair Market value of a Share on the Grant Date of the Reload Option.

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         6.6. Term of Options. The Option Period shall be determined by the
Committee and specifically set forth in the Agreement; provided, however, that an Option shall not be exercisable after ten (10) years (five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from its Date of Grant.

         6.7. Restrictions on Transfer. The Committee may impose such restrictions on the transfer of Shares acquired pursuant to the exercise of an Option granted under this Article as it may deem advisable, including, without limitation, under Applicable Laws.

         6.8. Exercise of Options. The Shares subject to an Option may be purchased in such installments and on such exercise dates as shall be set forth in the Award Agreement. Any Shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to the final expiration of the Option. In no event shall any Option be exercised, in whole or in part, after its expiration date.

         6.9. Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Option Price (provided that the Shares which are tendered have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b). The Committee also may allow cashless exercise through a registered broker-dealer pursuant to such cashless exercise procedures which are, subject to applicable securities laws restrictions, deemed acceptable by the Committee or by any other means which the Committee determines to be consistent with the Plan's purpose and Applicable Law. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

         6.10. Termination of Service. Each Award Agreement with respect to Options granted hereunder shall set forth the extent to which the Participant shall have the right to exercise the Options following termination of the Participant's service with the Company or its Affiliates, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among all Options issued pursuant to this Article, may reflect distinctions based on the reasons for termination of service and may include provisions relating to a Participant's competition with the Company after termination of service. In that regard, if an Award Agreement permits exercise of an Option following the death of the Participant, the Award Agreement shall provide that such Option shall be exercisable to the extent provided therein by any person that may be empowered to do so under the Participant's will or, if the Participant shall fail to make a testamentary disposition of the Option or shall have died intestate, by the Participant's executor or other legal representative.

         6.11. Additional Termination Provisions for Incentive Stock Options. No Incentive Stock Option may be exercised more than three (3) months after the Participant's termination of employment for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement and/or Committee permits later exercise. No Incentive Stock Option may be exercised more than one year after the Participant's termination of employment on account of Disability, unless (a) the Participant dies during such one year period, and (b) the Award Agreement and/or the Committee permit later exercise.

         6.12. Nontransferability of Options.

                  (a) Incentive Stock Options. No ISO granted under this Article may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

                  (b) Non-statutory Stock Options. Except as otherwise provided in an Award Agreement, no Non-statutory Stock Option granted under this Article may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Award Agreement, all such Options granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

         Article 7. STOCK APPRECIATION RIGHTS

         7.1. Grant of SARs. Subject to the terms and conditions of this Article, and to such other terms and conditions as the Committee may determine, SARs may be granted to Eligible Persons at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of such forms of SARs. The Committee shall have complete discretion in determining the number of Shares covered by SARs granted hereunder (subject to Section 4.3 hereof) and in determining the terms and provisions pertaining to such SARs. The number of Shares covered by a Freestanding SAR shall be counted against the number of Shares available for grants of Awards under Section 5.1 or which may be granted to a single Participant under Section 4.3 hereof, but the number of Shares covered by a Tandem SAR shall not be so counted. The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the Date of Grant of the SAR. The grant price of a Tandem SAR shall equal the Option Price of the related Option.

         7.2. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. In no event shall the exercise period for a Tandem SAR exceed the exercise period for the related Option. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR shall not exceed the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

         7.3. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and provisions the Committee, in its sole discretion, imposes upon them.

         7.4. Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

         7.5. Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed 10 years.

         7.6. Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company equal to the product of
(i) the difference between the Fair Market Value of a Share on the date of exercise over the Option Price or grant price, as applicable, and (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, payment upon exercise may be in cash, in Shares of equivalent value, or in some combination thereof; provided, however, that from and after the date of a Change in Control, the exercise of an SAR may be settled only in cash.

         7.7. Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of
Section 16 of the Exchange Act.

         7.8. Termination of Service. Each Award Agreement with respect to SARs granted hereunder shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's service with the Company or its Affiliates, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among all SARs issued pursuant to the Plan, may reflect distinctions based on the reasons for termination of service and may include provisions relating to a Participant's competition with the Company after termination of service. In that regard, if an Award Agreement permits exercise of an SAR following the death of the Participant, the Award Agreement shall provide that such SAR shall be exercisable to the extent provided therein by any person that may be empowered to do so under the Participant's will, or if the Participant shall fail to make a testamentary disposition of the SAR or shall have died intestate, by the Participant's executor or other legal representative.

         7.9. Nontransferability of SARs. Except as otherwise provided in an Award Agreement, no SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

         Article 8. RESTRICTED STOCK

         8.1. Grant of Restricted Stock. Subject to the terms and conditions of this Article, and to such other terms and conditions as the Committee may determine, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Eligible Persons in such numbers as the Committee shall determine.

         8.2. Award Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period or Periods of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

         8.3. Transferability. Except as provided in this Article, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

         8.4. Other Restrictions. The Committee may impose such conditions or restrictions on any Shares or Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a certain purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, or individual), time-based restrictions on vesting following the attainment of the performance goals and restrictions under Applicable Laws. The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and restrictions applicable to such Shares have been satisfied. Except as otherwise provided in this Article or in the applicable Award Agreement, or as otherwise required by law, Shares of Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction.

         8.5. Voting Rights. During the Period of Restriction, Participants owning Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to such Shares.

         8.6. Dividends and Other Distributions. During the Period of Restriction, Participants owning Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so owned. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Section 16 under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

         8.7. Termination of Service. Each Award Agreement with respect to Restricted Stock granted hereunder shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's service with the Company or its Affiliates, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, may reflect distinctions based on the reasons for termination of service and may include provisions relating to a Participant's competition with the Company after termination of service. In amplification but not limitation of the foregoing, in the case of an Award of Restricted Stock to an executive officer which is intended to qualify for the Performance-Based Exception, the Award Agreement may provide that such Restricted Stock may become payable in the event of a termination of service by reason of death, becoming Disabled or a Change in Control, provided, that payment of such Award may not occur prior to attainment of the related Qualifying Performance Criteria.

         Article 9. PERFORMANCE SHARES

         9.1. Grant of Performance Shares. Subject to the terms and conditions of this Article and to such other terms and conditions as the Committee may determine, Performance Shares may be granted to eligible Employees in such amounts, upon such terms and at such times as shall be determined by the Committee. The number and vesting of Performance Shares granted shall be conditioned upon the degree of attainment of specified performance goals or other conditions over a specified period (the "Performance Period") as determined by the Committee, subject to Section 3.1 hereof. The terms and provisions of an Award of Performance Shares shall be evidenced by an appropriate Award Agreement.

         9.2. Form and Timing of Payment of Performance Shares. The Committee shall establish the amount of payment to be made under an Award of Performance Shares if the performance goals or other conditions are met. Such Award shall be expressed in terms of Shares. After the completion of a Performance Period, the performance of the Company, subsidiary, division or individual, as the case may be, shall be measured against the performance goals or other conditions, and the Committee shall determine whether all, none or a portion of an Award shall be paid. The Committee shall pay any earned Performance Shares as soon as practicable after they are earned in the form of cash, Shares or a combination thereof (as determined by the Committee) having an aggregate Fair Market Value equal to the value of the earned Performance Shares as of the date they are earned. In addition, the Committee, in its discretion, may cancel any earned Performance Shares and grant Stock Options to the Participant which the Committee determines to be of equivalent value based on a conversion formula stated in the applicable Award Agreement. The Committee, in its discretion, may also grant dividend equivalent rights with respect to earned but unpaid Performance Shares as evidenced by the applicable Award Agreement. Such rights, if granted, will entitle the Employee to be credited with an amount equal to all cash dividends paid on the number of Shares in which the Award is expressed while the Award is outstanding. Dividend equivalents may be converted into additional units of Performance Shares. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Performance Shares to which they attach. Performance Shares shall have no voting rights. Any Shares used to pay earned Performance Shares (including those issued pursuant to dividend equivalent rights) may be issued subject to any restrictions deemed appropriate by the Committee.

         9.3. Termination of Service. Each Award Agreement with respect to Performance Shares granted hereunder shall set forth the extent to which the Participant shall have the right to receive unearned Performance Shares following termination of the Participant's service with the Company and its Affiliates, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreements, need not be uniform among all Performance Shares awarded pursuant to the Plan, may reflect distinctions based on the reasons for termination of service and may include provisions relating to a Participant's competition with the Company after termination of service.

         9.4. Nontransferability. Except as otherwise provided in an Award Agreement with respect to Performance Shares granted hereunder, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant.

         Article 10. PERFORMANCE MEASURES

         The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group or index, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue,
(o) return on invested capital, or (p) market segment shares ("Qualifying Performance Criteria"). The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs,
(ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in managements' discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year. The Committee shall determine the Qualifying Performance Criteria not later than the 90th day of the performance period, and shall determine and certify, for each Participant, the extent to which the Qualifying Performance Criteria have been met. The Committee may not in any event increase the amount of compensation payable under the Plan upon the attainment of a Qualifying Performance Criteria to a Participant who is a "covered employee" within the meaning of Section 162(m) of the Code.

         Article 11. BENEFICIARY DESIGNATION

         Each Participant may, from time to time, designate any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

         Article 12. DEFERRALS

         The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver or restrictions with respect to Restricted Stock, or the satisfaction or any requirements or goals with respect to Performance Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

         Article 13. CHANGE IN CONTROL

         Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under Applicable Laws: (i) any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term; (ii) any restriction periods and restrictions imposed on Shares of Restricted Stock shall lapse; (iii) the target payout opportunities attainable under all outstanding Awards of Restricted Stock and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control; and
(iv) the vesting of all Awards shall be accelerated as of the effective date of the Change in Control.

         Article 14. TERMINATION OR AMENDMENT.

         The Board may amend, alter or terminate this Plan in any respect at any time; provided, however, that, after this Plan has been approved by the stockholders of the Company, no amendment, alteration or termination of this Plan shall be made by the Board without approval of (a) the Company's stockholders to the extent stockholder approval of the amendment is required by Applicable Laws, if any, and (b) each affected Participant if such amendment, alteration or termination would adversely affect his or her rights or obligations under any Award made prior to the date of such amendment, alteration or termination.

         Article 15. WITHHOLDING.

         The Company's obligation to deliver Shares or pay any amount pursuant to the terms of any Award hereunder shall be subject to satisfaction of applicable federal, state and local and foreign tax withholding requirements ("Required Withholding"). To the extent provided in the applicable Award Agreement and in accordance with rules prescribed by the Committee, a Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment;
(b) authorizing the Company to withhold Shares otherwise issuable to the Participant; or (c) delivering to the Company already owned and unencumbered Shares.

         Article 16. CONDITIONS UPON ISSUANCE OF SHARES.

         Notwithstanding any other provision of the Plan or any Award Agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.

         Article 17. GENERAL PROVISIONS.

         17.1. No Participation Rights. The establishment of this Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in this Plan.

         17.2. No Employment Rights. This Plan does not constitute inducement or consideration for the employment or service of any Eligible Person, nor is it a contract between the Company or any Affiliate and any Eligible Person. Participation in this Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

         17.3. No Bar to Additional Awards. Neither the adoption of this Plan nor its submission to the stockholders, shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, or other awards otherwise than under this Plan, or to adopt other stock option, restricted stock, or other plans or to impose any requirement of stockholder approval upon the same.

         17.4. Awards Not Subject to Creditors. The interests of any Eligible Person under this Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in an Agreement.

         17.5. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all substantially all of the business or assets of the Company.

         17.6. Governing Law. This Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware, without regard to conflicts of law principles.

         17.7. Securities Law Compliance. The Committee may require each person acquiring Shares pursuant to Awards hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange upon which the Common Stock is then listed or automatic interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

         17.8. Nature of Payments. Awards shall be special incentive payments to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate or (b) any agreement between (i) the Company or any Affiliate and (ii) the Affiliate, except as such plan or agreement shall otherwise expressly provide.

         17.9. Compliance with the Code. The Plan shall be governed, construed and administered in compliance with the deferred compensation provisions of
Section 409A of the Code and shall be amended as necessary to maintain compliance with the provisions of Section 409A. The Committee may place such restrictions or provisions in any Award Agreement as may be necessary to comply with the provisions of Section 409A of the Code.

         17.10. Notification under Code Section 83(b). If a Participant, in connection with any exercise of an Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Participant's gross income in the year of transfer the amounts specified in
Section 83(b) of the Code, then such Participant shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to filing any notification required pursuant to regulation issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter prior to such an election being made, prohibit a Participant from making such an election.

         17.11. Requirements of Law. The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards under this Plan, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Board's or Committee's complete satisfaction, with all Applicable Laws. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.